NEWS RELEASE

Contact:

investorrelations@ecostim-es.com

281-531-7200

EcoStim Energy Solutions Reports Second Quarter 2018 Results

HOUSTON, TEXAS, August 14, 2018 – Eco-Stim Energy Solutions, Inc. (NASDAQ: ESES) (“EcoStim” or the “Company”) announced its financial and operating results for the quarter ended June 30, 2018.

Q2 2018 HIGHLIGHTS

●	Revenues for Q2 2018 grew 114% over Q2 2017 to $18.2 million from $8.5 million; revenues for Q2 2018 increased by $0.4 million as compared with Q1 2018

●	Two U.S. fleets combined into one “super fleet” to improve efficiency; resulted in new Company record with 130 stages completed in June 2018 and Company record fleet revenue set in July 2018

●	U.S. gross margin improved from a loss of $3.4 million in Q1 2018 to a $2.4 million loss in Q2 2018; ~95% of Q2 2018 loss was incurred prior to formation of the “super fleet”

●	CNG-fueled turbine pumps put to work in July in the pump down market to leverage lower fuel cost advantage

●	Gross margin in Argentina improved from a loss of $0.3 million in Q1 2018 to a positive gross margin in Q2 2018 of $0.1 million

J. Chris Boswell, President and Chief Executive Officer stated, “In June we combined our two U.S. frac fleets into one larger “super fleet” to improve our cash flow following poor performance in April and May while attempting to operate two fleets simultaneously in a weakening spot market. We are pleased with the efforts of the “super fleet” to date as evidenced by the completion of a Company record 130 stages in June and a Company record revenue generation in July. The creation of the “super fleet” has improved the cash flow profile as ~95% of the U.S. gross margin losses for Q2 2018 were experienced prior to the formation of the “super fleet.” We have continued to reduce costs and generated strong revenues in July which should provide further improvements in our U.S. gross margin.

Our Argentina fleet generated a positive gross margin for the quarter. We continue to work under a transition agreement, and we expect to continue providing services for a transition period ending on or before December 2018, depending on the volume of work to be performed for our customer. The Company has hired an Investment Bank to help evaluate strategic alternatives for its Argentina business including a sale, merger or joint venture. The Company believes that the Argentina market is growing and undersupplied, and we look forward to recognizing the value inherent in this business.

Lastly, we are working hard to maximize shareholder value and take advantage of the significant hard asset value of our businesses, our high-quality workforce and the recent improvements in our operational performance. In that regard, the Company has engaged Johnson Rice & Company to provide advice regarding various initiatives to enhance shareholder value.”

Quarter Financial Results

For Q2 2018, the Company reported a net loss of $16.6 million, or a loss of $0.22 per basic and diluted share, as compared to a net loss of $6.1 million, or a loss of $0.31 per basic and diluted share, reported in Q2 2017. The net loss for Q2 2018 included an impairment charge with respect to underutilized equipment of $3.7 million and $0.9 million in special charges related to the combination of our two U.S. fleets into the “super fleet” and certain legal fees.

Revenues

U.S. revenue for Q2 2018 was $15.0 million, compared to $3.1 million for Q2 2017. The Company started its U.S. operations during Q2 2017 and as such generated limited revenue in Q2 2017.

Argentina revenue for Q2 2018 decreased $2.2 million to $3.2 million, compared to $5.4 million for Q2 2017. The Q2 2017 revenue included billings for 3rd party services that were sub-contracted by the Company. These services were contracted directly by our customer during the period from February to June 2018.

Cost of Sales

U.S. cost of services was $17.5 million for Q2 2018, compared to $4.5 for Q2 2017 and $16.1 million in Q1 2018. The increase in costs compared to Q1 2018 was a result of the additional costs related to the operation of two fleets until Fleet #1 was combined with Fleet #2 in May 2018. Following the decision to consolidate fleets, the Company reduced cost levels to focus on achieving profitability. As a result, the gross margin loss from the U.S. operation was reduced from $1.7 million in May to $0.1 million in June 2018. The $17.5 million in cost of services for Q2 2018 included $0.4 million of special charges related to the combination of the two fleets.

Argentina cost of services decreased $3.7 million to $3.1 million for Q2 2018, compared to $6.8 million for Q2 2017. This decrease was attributable to lower activity levels and a reduction in costs incurred attributable to non-core third party services.

G&A Expense

Selling, general and administrative ("G&A") expense increased $1.1 million to $3.4 million for Q2 2018, compared to $2.3 million for Q2 2017. This increase was a result of our expansion into the U.S. market which did not occur until mid Q2 2017. There were also related increases in non-cash stock compensation, corporate salaries, director compensation and certain legal and other professional expenses. G&A expense for Q2 2018 included $0.7 million of non-cash stock compensation charges. G&A expense for Q2 2018 also included $0.5 million of special charges as described above.

Impairment Expense

In Q2 2018, the Company recorded impairment expense of $3.7 million with respect to underutilized equipment.

Cash and Total Liquidity

On June 30, 2018, EcoStim had cash and cash equivalents of approximately $1.9 million, compared to $8.8 million at December 31, 2017 and $3.7 million at June 30, 2017. The Company secured $5.5 million in funding from a shareholder loan in June 2018 to fund capital expenditures and working capital. Subsequent to June 30, the Company has been pursuing the sale of non-core equipment valued between approximately $1.5 and $3.0 million.

Capital Expenditures

Total cash capital expenditures made during Q2 2018 were approximately $1.8 million compared to $1.5 million in Q1 2018 and $4.2 million in Q2 2017, comprised mainly of additional pressure pumping equipment and maintenance capex.

Forward Guidance

The Company has a limited operating history, with our U.S. operations starting up in Q2 2017 and only a few years of operations in Argentina in a difficult but improving market environment. While the market in both Argentina and the U.S. is now stronger, utilization of our frac fleets is difficult to accurately predict and therefore the Company does not plan to provide any earnings guidance for 2018 at this time. As the Company’s capacity additions made over the past year are deployed and the Company develops a longer operating history in the US, management may decide to provide guidance in the future. Factors that may influence our outlook and performance include the reliability and performance of our equipment, utilization of our assets in both the U.S. and Argentina markets, the size of each job, pricing levels, and the service and product components of each job, as well as other factors discussed in our filings with the U.S. Securities and Exchange Commission.

Conference Call

The Company will host a conference call on Tuesday, August 14th, 2018 at 8:30 AM EDT, 7:30 AM CDT. To participate in the call please dial 877-900-9524 from the United States and Canada, and 412-902-0029 internationally. Additionally, the Company will host a web cast to review an investor presentation which will be accessible through the following link:

https://78449.themediaframe.com/dataconf/productusers/eses/mediaframe/25789/indexl.html

Participants should dial in five to ten minutes before the scheduled time and must be on a touchtone telephone to ask questions. A replay of the call will be available through August 31, 2018, by dialing 877-660-6853 from the U.S and Canada, and 201-612-7415 internationally. The replay passcode is 13597819.

About the Company

EcoStim is an environmentally focused oilfield service and technology company offering well stimulation and completion services and field management technologies to oil and gas producers drilling in the U.S. and international unconventional shale markets. In addition to conventional pumping equipment, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions and surface footprint.

Forward-Looking Statements:

Certain statements and information in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” “offer to” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company is preparing for, plans, expects, believes or anticipates will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, the Company’s statements made relating to: (i) revenue, earnings, profitability, gross margin, and other financial results for future periods, (ii) future pricing and other conditions in the markets served by the Company, (iii) the future utilization and operating efficiency of the Company’s frac fleets, and (iv) the Company’s review of strategic alternatives for its Argentina business and other initiatives to enhance shareholder value. These statements are based on certain assumptions made by the Company based on management's experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ materially from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Investors should carefully consider the risk factors included in our filings, and should keep in mind the cautionary statements in this press release and in our filings.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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Financial Statements

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,904,263	$8,826,076
Accounts receivable	7,557,612	10,167,044
Inventory	3,138,320	3,699,245
Prepaids and other assets	5,648,345	5,150,910
Total current assets	18,248,540	27,843,275

Property, plant and equipment, net	75,703,514	75,825,539
Total assets	$93,952,054	$103,668,814

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,702,217	$15,587,623
Accrued expenses	6,235,351	6,343,842
Short-term shareholder note	5,109,995	-
Short-term equipment financing note	4,420,228	7,047,020
Short-term insurance financing note	847,059	-
Current portion of capital lease payable	3,731,342	836,855
Total current liabilities	39,046,192	29,815,340

Non-current liabilities:
Long-term equipment financing note	832,843	1,172,712
Total non-current liabilities	832,843	1,172,712

Stockholders’ equity
Preferred stock	10	-
Common stock	74,874	74,578
Additional paid-in capital	154,900,047	144,071,119
Treasury stock	(57,469)	(57,469)
Accumulated deficit	(100,844,443)	(71,407,466)
Total stockholders’ equity	54,073,019	72,680,762

Total liabilities and stockholders’ equity	$93,952,054	$103,668,814

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$18,211,128	$8,527,659	$35,989,972	$11,090,316

Operating cost and expenses:
Cost of services	20,536,962	11,320,245	42,012,988	15,060,131
Selling, general, and administrative expenses	3,425,845	2,250,305	6,587,728	3,807,709
Research and development	105,739	116,638	105,739	203,792
Depreciation and amortization expense	5,566,719	1,422,719	10,694,582	2,764,511
Impairment of fixed assets	3,685,445	-	3,685,445	-
Total operating costs and expenses	33,320,710	15,109,907	63,086,482	21,836,143

Operating loss	(15,109,582)	(6,582,248)	(27,096,510)	(10,745,827)

Other income (expense):
Interest expense	(528,022)	(116,157)	(948,712)	(1,706,615)
Interest forgiven	-	634,477	-	634,477
Foreign currency gain (loss)	(734,158)	159,213	(1,049,905)	(25,058)
Other income (expense)	(221,074)	(243,119)	(358,225)	32,904
Total other income (expense)	(1,483,254)	434,414	(2,356,842)	(1,064,292)

Provision for income taxes	16,375	-	16,375	633,260

Net loss	$(16,576,461)	$(6,147,834)	$(29,436,977)	$(11,176,859)

Basic and diluted loss per share	(0.22)	(0.31)	(0.39)	(0.64)

Weighted average number of common shares outstanding – basic and diluted	74,873,477	19,937,375	74,727,107	17,396,511

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six month ended
	June 30,
	2018	2017
Operating Activities
Net loss	$(29,436,977)	$(11,176,859)
Depreciation and amortization	10,694,582	2,764,511
Amortization of debt discount and loan origination cost	35,084	424,714
Impairment of fixed assets	3,685,445	-
Stock based compensation	1,366,933	551,360
Changes in operating assets and liabilities:
Accounts receivable	2,609,432	(2,870,123)
Inventory	560,925	(878,498)
Prepaids and other assets	(638,467)	(1,639,592)
Accounts payable and accrued expenses	(2,642,065)	5,207,834
Net cash provided by (used in) operating activities	(13,765,108)	(7,616,653)
Investing Activities
Purchases of equipment	(5,518,193)	(7,842,535)
Net cash used in investing activities	(5,518,193)	(7,842,535)
Financing Activities
Proceeds from sale of common stock, net	-	966,780
Proceeds from notes payable	8,544,908	19,298,251
Proceeds from sale of preferred stock, net	9,712,301	-
Payments on notes payable	(5,457,985)	(2,229,270)
Payments on capital lease	(437,736)	(380,858)
Net cash provided by (used in) financing activities	12,361,488	17,654,903

Net increase (decrease) in cash and cash equivalents	(6,921,813)	2,195,715
Cash and cash equivalents, beginning of period	8,826,076	1,731,364

Cash and cash equivalents, end of period	$1,904,263	$3,927,079

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$631,784	$230,473
Cash paid during the year for income taxes	$238,113	$116,286

Non-cash transactions
Property, plant and equipment additions in accounts payable	$5,398,165	$1,832,335
Conversion of debt to equity	$-	$41,354,301
Notes payable settled through recapitalization	$-	$22,000,000
Interest forgiven from convertible debt	$-	$634,477
Equipment purchased with notes payable	$44,503	$-
Preferred dividend accrued	$250,000	$-

Non-GAAP Financial Information:

Adjusted EBITDA, a non-GAAP term, is used by management to evaluate, assess and benchmark our operational results. The Company uses adjusted EBITDA as a supplement measure to review the Company’s performance and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income. The Company’s non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner.

Adjusted EBITDA is defined as net loss with adjustments for depreciation and amortization, impairment, interest expense, interest forgiven, income tax provision, foreign exchange, other expenses, non-cash stock-based compensation expense and certain special charges as noted below.

ECO-STIM ENERGY SOLUTIONS, INC.

RECONCILIATION NET LOSS TO ADJUSTED EBITDA

The following table presents a reconciliation of net loss to adjusted EBITDA, which is the most comparable non-GAAP performance measure, for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	(16,576,461)	(6,147,834)	(29,436,977)	(11,176,859)
Depreciation and amortization	5,566,719	1,422,719	10,694,582	2,764,511
Impairment	3,685,445	-	3,685,445	-
Interest expenses	528,022	94,011	948,712	1,644,599
Interest forgiven	-	(634,477)	-	(634,477)
Provision for income taxes	(16,375)	-	(16,375)	(633,260)
Foreign exchange	734,158	85,880	1,049,905	25,058
Other expenses	221,074	20,672	358,225	29,112
EBITDA	(5,857,418)	(5,159,029)	(12,716,483)	(7,981,316)

Stock based compensation	715,069	423,188	1,366,933	551,360
Special charges *	901,578	-	901,578	-
Adjusted EBITDA	(4,240,771)	(4,735,841)	(10,447,972)	(7,429,956)

* Special charges related to the combination of our two U.S. fleets into our “super fleet” and legal fees.

Reportable Segment Information: (Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Revenue:
Argentina	$3,195,482	$5,434,937	$8,291,100	$7,997,594
United States (1)	15,015,646	3,092,722	27,698,872	3,092,722
Total Revenue	$18,211,128	$8,527,659	$35,989,972	$11,090,316
Cost of services:
Argentina	3,079,662	6,798,790	8,466,507	10,170,782
United States	17,457,300	4,521,455	33,546,481	4,889,349
Total cost of services	$20,536,962	$11,320,245	$42,012,988	$15,060,131

Gross margin (2):
Argentina	115,820	(1,363,853)	(175,407)	(2,173,188)
United States	(2,441,654)	(1,428,733)	(5,847,609)	(1,796,627)
Total gross margin	$(2,325,834)	$(2,792,586)	$(6,023,016)	$(3,969,815)

(1)	U.S. activity began in February 2017 with start-up expenses being incurred. The Company began recognizing U.S. revenue in late May 2017. Intersegment transactions included in revenues were not significant for any of the periods presented.

(2)	Gross margin is defined as revenues less costs of services. Cost of services excludes selling, general and administrative expenses, research and development expenses and depreciation and amortization expense.